UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

OWL ROCK CAPITAL CORPORATION II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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We still need your vote for our Special Meeting The Board unanimously recommends that you vote “FOR” the approval of (i) the New Advisory Agreement and (ii) the Adjournment Proposal February 18, 2021 Fellow Shareholder, We recently distributed proxy material for the Owl Rock Capital Corporation II (“ORCC II”) Special Meeting of Shareholders to be held on March 17, 2021. As of the date of this letter, we have not received voting instructions for your account. Your vote for our Special Meeting is extremely important, regardless of the number of shares you own. This request is a result of the recently announced Business Combination Agreement executed between Owl Rock Capital Group and Dyal Capital Partners. The combined business will be the surviving entity in a merger with a special purpose acquisition corporation (a “SPAC”), Altimar Acquisition Corp. (NYSE: ATAC) (the “Transaction”). The Transaction, if consummated, will result in an indirect Change in Control of the Adviser to ORCC II. Our ability to deliver the enhancements provided by the Adviser Change in Control is dependent on shareholder approval. To avoid delay of our Special Meeting, you are encouraged to vote your shares as soon as possible. We believe your vote FOR the proposals listed on the enclosed ballot will yield multiple benefits for ORCC II and its shareholders, including improved investment sourcing capabilities, increased pipeline of deal opportunities, expanded resources available to investing activity, and enhanced ability to attract and retain talent. If you do not vote, the effect will be the same as voting against the New Advisory Agreement proposal. Please vote your shares today using any one of the methods described below. If you have already voted your shares in the time it took this letter to reach you, thank you for your participation and support of ORCC II. Sincerely, Craig W. Packer Chief Executive Officer, President and Director FOUR WAYS TO VOTE ONLINE PHONE QR CODE MAIL VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. WITHOUT A PROXY CARD Call 1-855-200-7745 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. S15591-LTR

YOUR VOTE IS STILL NEEDED VOTE YOUR SHARES TODAY SAMPLE-EPB

Our records indicate that you have not yet voted your shares. The special shareholder meeting will be held on March 17, 2021. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone, or mail. 0000 0000 0000 0000 NOTE: This is not an actual Control Number. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. FOUR WAYS TO VOTE 0000 0000 0000 0000 NOTE: This is not an actual Control Number. Please refer to the voting instruction form WWW.PROXYVOTE.COM OCESSING n and date 1-855-200-7745 to Friday, 9:00 a.m. ballot and return accessing the website. ostage-paid provided. are easy-to-follow proxy specialist. PROXY CARD complete the electronic 1-800-690-6903 with MAIL Please h card in h There direction voting in ONLINE ave your proxy and when s to help you struction form. WITHOUT Call Monday to 10:00 p. with a WITH A Call a touch-to using an a PHONE A PROXY CARD m. ET to speak ne phone to vote utomated system. QR CODE VOTE PR Mark, sig your it in the p envelope WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. for your unique Control Number. 0000 0000 0000 0000 Please refer to the proxy card for your unique Control Number. 0000 0000 0000 0000